UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 18, 2018
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement
On October 18, 2018, 1334 York, LLC as borrower (the “Borrower”) and Sotheby’s as guarantor entered into a letter agreement (the "Letter Agreement") with HSBC Bank USA, National Association, (“HSBC”) in its capacity as administrative agent (“Agent”), which modified the Loan Agreement (as defined below). The Borrower is a separate legal entity of Sotheby's that maintains its own books and records and whose results are ultimately consolidated into Sotheby’s Consolidated Financial Statements.
The Letter Agreement amends the Loan Agreement, dated as of July 1, 2015, among Borrower, HSBC as Agent and the lenders named therein, as amended by the First Amendment to the Loan Agreement and Guaranty of Recourse Carveouts (as amended, the “Loan Agreement”), dated as of June 21, 2017 (the "First Amendment") which provided for a seven-year mortgage loan (the “Loan”) in the amount of $325 million. The Loan is secured by the land and building located at 1334 York Avenue, New York, New York, which is home to Sotheby’s sole North American auction salesroom and principal North American exhibition space, as well as its corporate offices. The Loan Agreement was disclosed in a Current Report on Form 8-K filed by Sotheby’s on July 6, 2015, and the First Amendment was disclosed in a Current Report on Form 8-K filed by Sotheby's on June 21, 2017.  Terms used herein, but not defined, have the meanings ascribed to such terms in the Loan Agreement, or as amended by the First Amendment.
The Letter Agreement, among other things, modifies the Loan Agreement as follows:

•	The term "Net Worth" in the Loan Agreement has been redefined whereby the balance of treasury stock is now added back in the calculation of Net Worth.

•
Although the minimum Net Worth required by the Loan Agreement remains at $325 million, the change to the definition of Net Worth provides continued flexibility to Sotheby’s regarding potential share repurchases. Sotheby’s Net Worth as of June 30, 2018, as calculated prior to the amendment set forth in the Letter Agreement, was approximately $607 million. Sotheby’s Net Worth as of June 30, 2018, as calculated per the amendment set forth in the Letter Agreement, would have been approximately $1.2 billion.

The summary set forth herein does not purport to be a complete summary of the Letter Agreement, and is qualified in its entirety by reference to the Letter Agreement, a copy of which will be filed as an exhibit in our next Quarterly Report on Form 10-Q to be filed in November 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

Name:	David G. Schwartz
Title:	Senior Vice President,
Chief Securities Counsel and
Corporate Secretary
Date:	October 22, 2018